Exhibit 99.1

AMERICAN COMMERCIAL LINES INC.	Contact:	Christopher A. Black Sr. Vice President; Chief Financial Officer (812) 288-1836
FOR IMMEDIATE RELEASE
American Commercial Lines Inc. Announces Fourth Quarter and Year-End Results
Jeffersonville, Indiana (February 8, 2006) – American Commercial Lines Inc. (“ACL” or the “Company”) (NASDAQ:ACLI) today announced results for the fourth quarter and year ended December 31, 2005. Net sales for the quarter were $236.2 million, a 31% increase compared with $180.3 million for the fourth quarter of 2004. Net income for the quarter was $8.6 million or $0.28 per diluted share which included charges for the early retirement of debt of $7.3 million (net of tax) as a result of the Company’s initial public offering during the quarter, or $0.24 per diluted share, compared to net income of $78.3 million for the fourth quarter last year, which included an extraordinary gain on the discharge of debt of $155.4 million and bankruptcy related charges of $88.7 million. Net income for the fourth quarter of 2004 excluding these two items (a non-GAAP financial measure), would have been $11.6 million. ACL’s predecessor company was not a taxable entity in 2004.
Commenting on the results, Mark R. Holden, President and Chief Executive Officer, stated: “We are very pleased with our accomplishments during 2005. ACL is strong financially, operationally, and perhaps most importantly, talent-wise. Industry fundamentals continue to strengthen with 2005 representing the seventh consecutive year of a net decline in barge capacity in the U.S. Freight demand is stable and improving and we believe is likely to accelerate as we broaden our markets. While we are encouraged by our performance during 2005, we are committed to aggressively improving our performance during 2006 and beyond, ensuring that we achieve our potential.”
ACL also reported net income for the full year of 2005 of $11.8 million, or $0.48 per diluted share which included charges for the early retirement of debt of $7.3 million (net of tax), or $0.30 per diluted share compared to net income of $4.4 million for 2004, which included an extraordinary gain on the discharge of debt of $155.4 million and bankruptcy related charges of $140.0 million. Net loss for the year 2004 excluding these two items (a non-GAAP financial measure), would have been $11.0 million. Revenues for the year 2005 were $741.4 million, a 17% increase compared with revenues of $632.3 million for the year 2004.
Increased revenues for the fourth quarter were driven within the transportation segment by average fuel neutral rate increases of 25% on the dry freight business and 16% on the liquid freight business compared to the fourth quarter of 2004. Fuel neutral freight rates were up, on average, 24% and 10% respectively on the dry and liquid business for the full year in 2005 compared to 2004.
Increased revenues for the fourth quarter were also driven by a 101% increase in Jeffboat revenues, which were $52.6 million, excluding revenue from vessels manufactured for our transportation segment, in the fourth quarter of 2005 compared to $26.2 million for the fourth quarter of 2004. For the full year of 2005, Jeffboat’s external revenues increased 23% to $120.7 million for 2005 compared to $98.0 million for 2004.
Earnings before Interest, Taxes and Depreciation and Amortization (EBITDA) for the fourth quarter of 2005 were $42.9 million, a 21% increase compared to $35.5 million for the fourth quarter last year and were $110.9 million for the full year 2005, a 35% increase compared to $82.0 million for the full year 2004. The attachment to this press release reconciles net income to EBITDA.
ACL also reported that it had reduced debt from $406.4 million at the end of 2004 to $200.0 million at the end of 2005, a reduction of $206.4 million or 51%.
American Commercial Lines will conduct a conference call to review and discuss its fourth quarter financial results on Thursday, February 9, 2006 at 10:00 a.m. Eastern time. The phone number to access the conference call is Domestic (800) 295-3991; International (617) 614-3924; and the Participant Passcode is 86788601. The call may also be accessed live on the Company’s internet web site at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at http://www.aclines.com within three hours of the conclusion of the live call and will remain available for a brief period thereafter.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana is an integrated marine transportation and service company operating in the United States Jones Act trades, with revenues of more than $740 million and approximately 2,600 employees as of December 31, 2005. For more information about ACL generally, visit www.aclines.com.
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Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s and its subsidiaries’ filings with the SEC, including the Prospectus filed on October 7, 2005 by American Commercial Lines Inc. with the SEC. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except shares and per share amounts)

	Reorganized	Predecessor	Reorganized	Predecessor
	Company	Company	Company	Company
	Quarter Ended	Quarter Ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
OPERATING REVENUE
Revenue	$235,749	$180,220	$739,840	$628,647
Revenue from Related Parties	459	42	1,530	3,651

	236,208	180,262	741,370	632,298

OPERATING EXPENSE
Materials, Supplies and Other	97,498	68,648	291,002	265,950
Rent	5,611	5,845	21,797	23,768
Labor and Fringe Benefits	33,089	30,144	126,337	117,419
Fuel	39,712	27,055	127,314	89,843
Depreciation and Amortization	12,386	12,753	49,121	53,175
Taxes, Other Than Income Taxes	3,994	4,602	16,964	19,352
Selling, General & Administrative	13,966	9,440	52,733	37,432

Total Operating Expenses	206,256	158,487	685,268	606,939

OPERATING INCOME	29,952	21,775	56,102	25,359

OTHER EXPENSE (INCOME)
Interest Expense	17,700	10,067	43,322	39,023
Other, Net	(990)	(1,130)	(6,763)	(4,438)

	16,710	8,937	36,559	34,585

INCOME (LOSS) BEFORE REORGANIZATION ITEMS, FRESH START ADJUSTMENTS, INCOME TAXES AND EXTRAORDINARY ITEM	13,242	12,838	19,543	(9,226)

REORGANIZATION ITEMS	—	5,701	—	56,921
FRESH START ADJUSTMENTS	—	83,030	—	83,030

INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY ITEM	13,242	(75,893)	19,543	(149,177)

INCOME TAXES	4,640	1,210	7,730	1,787

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	8,602	(77,103)	11,813	(150,964)

EXTRAORDINARY ITEM — GAIN ON DISCHARGE OF DEBT	—	155,358	—	155,358

NET INCOME	$8,602	$78,255	$11,813	$4,394

WEIGHTED AVERAGE SHARE OUTSTANDING:
BASIC	29,665,842	NA	23,797,109	NA
DILUTED	30,679,750	NA	24,623,937	NA

EARNINGS PER SHARE:
BASIC	0.29	NA	0.50	NA
DILUTED	0.28	NA	0.48	NA
The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN COMMERCIAL LINES INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In thousands, except shares and per share amounts)

	December 31,	December 31,
	2005	2004
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$13,959	$46,645
Cash, Restricted	—	9,182
Accounts Receivable, Net	92,765	73,905
Accounts Receivable — Related Parties	3,761	4,092
Materials and Supplies	44,976	46,357
Deferred Tax Asset	4,644	3,916
Other Current Assets	16,787	21,589

Total Current Assets	176,892	205,686

PROPERTIES-NET	425,741	436,682
PENSION ASSET	—	15,638
INVESTMENT IN EQUITY INVESTEES	5,532	4,396
DEFERRED TAX ASSET	18,523	17,791
OTHER ASSETS	15,119	5,275

Total Assets	$641,807	$685,468

LIABILITIES
CURRENT LIABILITIES
Accounts Payable	$47,517	$25,461
Accrued Payroll and Fringe Benefits	22,303	16,745
Deferred Revenue	16,631	13,760
Accrued Claims and Insurance Premiums	13,361	13,127
Accrued Interest	5,179	1,273
Current Portion of Long-Term Debt	—	2,887
Accrued Reorganization Claims and Fees	2,724	15,603
Other Current Liabilities	22,973	24,940

Total Current Liabilities	130,688	113,796

LONG-TERM DEBT	200,000	403,546
PENSION LIABILITY	17,867	22,120
DEFERRED TAX LIABILITY	23,167	26,787
OTHER LONG-TERM LIABILITIES	16,384	19,121

Total Liabilities	388,106	585,370

STOCKHOLDERS’ EQUITY
Common stock; authorized 125,000,000 shares at $.01 par value; 30,751,716 shares issued and outstanding, in 2005	307	—
Other Capital	250,930	100,098
Unearned Compensation	(3,495)	—
Retained Earnings	11,813	—
Accumulated Other Comprehensive Loss	(5,854)	—

Total Stockholders’ Equity	253,701	100,098

Total Liabilities and Stockholders’ Equity	$641,807	$685,468

The accompanying notes are an integral part of the consolidated financial statements.

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION
(Dollars in thousands except where noted)

	Reorganized	Predecessor	Reorganized	Predecessor
	Company	Company	Company	Company
	Quarter ended	Quarter ended	Year Ended	Year Ended
	December 31,	December 31,	December 31,	December 31,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
CONSOLIDATED NET INCOME	$8,602	$78,255	$11,813	$4,394
Interest Income	(384)	(166)	(1,037)	(944)
Interest Expense	17,700	10,067	43,322	39,023
Depreciation and Amortization	12,386	12,753	49,121	53,175
Taxes	4,640	1,210	7,730	1,787
Adjustments:
Reorganization Items	—	5,701	—	56,921
Fresh Start Adjustments	—	83,030	—	83,030
Gain on Discharge of Debt	—	(155,358)	—	(155,358)

CONSOLIDATED EBITDA	$42,944	$35,492	$110,949	$82,028

DOMESTIC TRANSPORTATION NET INCOME	$3,943	$71,389	$3,146	$30,173
Interest Income	(272)	(182)	(546)	(2,978)
Interest Expense	17,700	10,067	43,322	39,085
Depreciation and Amortization	11,084	11,219	44,238	46,305
Taxes	2,719	—	5,025	—
Adjustments:
Reorganization Items	—	6,058	—	22,092
Fresh Start Adjustments	—	71,464	—	71,464
Gain on Discharge of Debt	—	(140,872)	—	(140,872)

DOMESTIC TRANSPORTATION EBITDA	$35,174	$29,143	$95,185	$65,269

MANUFACTURING NET INCOME	$2,654	$2,538	$5,719	$3,682
Interest Income	—	—	—	—
Interest Expense	—	130	—	482
Depreciation and Amortization	465	756	1,806	3,049
Taxes	—		—	—
Adjustments:
Reorganization Items	—	—	—
Fresh Start Adjustments	—	9,890	—	9,890
Gain on Discharge of Debt	—	(11,220)	—	(11,220)

MANUFACTURING EBITDA EXTERNAL	3,119	2,094	7,525	5,883
Intersegment Profit	(31)	—	1,446	—

MANUFACTURING EBITDA TOTAL	$3,088	$2,094	$8,971	$5,883

INTERNATIONAL TRANSPORTATION NET INCOME (LOSS)	$1,708	$8,337	$1,095	$(26,956)
Interest Income	(112)	(114)	(491)	(829)
Interest Expense	—	—	—	2,319
Depreciation and Amortization	491	355	1,701	2,098
Taxes	1,921	1,213	2,705	1,787
Adjustments:
Reorganization Items	—	(9)	—	35,177
Fresh Start Adjustments	—	(2,157)	—	(2,157)
Gain on Discharge of Debt	—	(4,209)	—	(4,209)

INTERNATIONAL TRANSPORTATION EBITDA	$4,008	$3,416	$5,010	$7,230

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of the Company’s revenues before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.